UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Cedarbrook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 440-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RCKT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Loan and Security Agreement

On September 30, 2026, Rocket Pharmaceuticals, Inc. (the “Company”), together with its subsidiaries Spacecraft Seven, LLC and Zebrafish Merger Sub II, LLC (together with the Company, “Borrower”), entered into a Loan and Security Agreement (the “Loan Agreement”) with the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lenders”) and Hercules Capital, Inc., a Maryland corporation (“Hercules”), in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacities, the “Agent”), providing for up to five tranches of senior secured term loans in an aggregate principal amount of up to $150.0 million (the “Term Loans”).

The Term Loans are available in the following tranches: (i) a Tranche 1-A advance of $35.0 million, which was funded in full on September 30, 2026 (the “Closing Date”); (ii) a Tranche 1-B advance of $20.0 million, available at Borrower’s option at any time through June 30, 2027; (iii) a Tranche 1-C advance of $15.0 million, available at Borrower’s option during the period beginning upon the earlier of the full draw or expiration of the Tranche 1-B commitment and ending September 30, 2027; (iv) a Tranche 2 advance of $30.0 million, available at Borrower’s option following Borrower’s achievement of the Tranche 2 Milestone (as defined in the Loan Agreement) through the earlier of December 15, 2028 and sixty (60) days following achievement of such milestone; and (v) a Tranche 3 advance of up to $50.0 million, available at Borrower’s option, subject to the Lenders’ investment committee approval in its sole discretion, during the period following the earlier of the full draw or expiration of the Tranche 2 commitment (or, if earlier, December 15, 2028) through the amortization date described below.

The Term Loans mature on October 1, 2030, subject to extension to October 1, 2031 upon Borrower’s achievement of the Tranche 2 Milestone, so long as no default or event of default has occurred and is continuing (as so extended, the “Maturity Date”).

The Term Loans bear interest at a floating per annum rate equal to the sum of (x) the greater of (i) prime rate and (ii) 6.75%, plus (y) 2.40%. Borrowings under the Loan Agreement are interest-only through April 1, 2029, which period may be extended to April 1, 2030 if Borrower achieves the Tranche 2 Milestone by such date, and may be further extended to October 1, 2030 if Borrower additionally achieves an approval milestone relating to FDA approval of a Biologics License Application for RP-A501 for the treatment of Danon Disease (the “Approval Milestone”), in each case so long as no default or event of default has occurred and is continuing. Following the applicable interest-only period, borrowings are repayable in equal monthly installments of principal and interest through the Maturity Date. Upon the occurrence and during the continuation of an event of default, outstanding obligations bear interest at the otherwise applicable rate plus 4.00% per annum.

Borrower may voluntarily prepay the Term Loans in whole or in part, subject to a prepayment charge equal to (i) 3.00% of the principal amount prepaid if prepaid prior to the first anniversary of the Closing Date, (ii) 2.00% if prepaid on or after the first anniversary but prior to the second anniversary of the Closing Date, and (iii) 1.00% if prepaid on or after the second anniversary of the Closing Date and prior to the Maturity Date.

In connection with the closing of the Tranche 1-A advance, Borrower paid a customary initial facility fee and due diligence fee. Borrower will also pay a customary facility fee upon each advance under Tranche 1-B, Tranche 1-C, Tranche 2 and Tranche 3. The Loan Agreement also provides for end of term charges payable upon the earliest to occur of the Maturity Date, repayment in full, partial prepayment or acceleration of the obligations, in an amount equal to a percentage of the principal amount of each advance being repaid or prepaid, or that otherwise becomes due and payable, which percentage varies depending on when such repayment, prepayment or acceleration occurs relative to the Closing Date.

Borrower’s obligations under the Loan Agreement are secured by a first-priority security interest in substantially all of the assets of Borrower, including its intellectual property, subject to customary exceptions. The Loan Agreement contains a minimum cash covenant, tested beginning on a specified test date (which may be deferred based on the amount of net cash proceeds of qualified equity issuance  received by the Company after the Closing Date), requiring Borrower to maintain qualified cash equal to a specified percentage of the outstanding Term Loans (ranging from 35% to 75% depending on whether the Tranche 2 Milestone and the Approval Milestone have been achieved), which covenant is not tested at any time the Company’s market capitalization exceeds $600.0 million.

The Loan Agreement also contains customary representations and warranties and affirmative and negative covenants, including restrictions on indebtedness, liens, investments, mergers, dispositions, distributions and transactions with affiliates, subject to certain exceptions, as well as customary events of default, including payment defaults, breach of covenants, breach of representations and warranties, cross-defaults, bankruptcy-related defaults, judgment defaults and the occurrence of a material adverse effect. Upon the occurrence of an event of default, the Agent and the Lenders may declare all obligations under the Loan Agreement immediately due and payable and exercise other remedies available to them as secured creditors of Borrower.

Warrant Agreements

On September 30, 2026, in connection with the Loan Agreement, and in consideration for the financial accommodations made by the Lenders and the Agent in the Loan Agreement, the Company issued warrants to the Lenders to purchase up to an aggregate of 1,755,853 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an exercise price of $2.99 per share (the “Warrants” and each, a “Warrant”).

Each Lender’s Warrant becomes exercisable, and remains exercisable, for a number of shares of Common Stock determined by multiplying the maximum number of shares subject to such Warrant by a fraction, the numerator of which is the aggregate original principal amount of Term Loan advances funded under the Loan Agreement by the applicable Lender and the denominator of which is the total principal amount of Term Loans committed to by that Lender, such that the Warrants become exercisable in full only if the Company draws the maximum $150.0 million available under the Loan Agreement. Following the closing of the Tranche 1-A advance, warrants to purchase an aggregate of 409,699 shares are exercisable.

The Warrants are exercisable, in whole or in part, at any time prior to the earliest to occur of (i) the seventh anniversary of the date of Closing Date, (ii) the consummation of certain cash acquisitions of the Company, and (iii) exercise of the applicable Warrant in full. The exercise price and the number of shares issuable under the Warrants are subject to customary adjustment for stock splits, combinations, reclassifications, dividends and similar events, as well as adjustment upon certain acquisition transactions. The Warrants may be exercised for cash or, at each holder’s election, on a net issuance (cashless) basis.

The foregoing descriptions of the Loan Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement and the form of Warrant Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above regarding the issuance of the Warrants is incorporated by reference into this Item 3.02. The Warrants and the shares of Common Stock issuable upon exercise of the Warrants have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering. The Lenders represented that they were “accredited investors” as defined in Regulation D under the Securities Act and that they were acquiring the Warrants for investment purposes and not with a view toward distribution.

Item 7.01.	Regulation FD Disclosure.

On October 6, 2026, the Company issued a press release announcing the entry into the Loan Agreement with Hercules, a copy of the which is furnished as Exhibit 99.1 hereto.

Additionally, the Company prepared an investor presentation providing certain updates on the Company’s Danon Disease Program used in a corporate webinar on October 6, 2026, which is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1*
Loan and Security Agreement, dated as of September 30, 2026, by and among Rocket Pharmaceuticals, Inc., Spacecraft Seven, LLC, Zebrafish Merger Sub II, LLC, the Lenders party thereto and Hercules Capital, Inc.

10.2	Form of Warrant Agreement
99.1	Press Release of Rocket Pharmaceuticals, Inc. dated October 6, 2026
99.2	Investor Presentation of Rocket Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item (601)(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: October 6, 2026	By:	/s/ Martin Wilson
Martin Wilson
General Counsel and Chief Corporate Officer